UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2019, the Board of Directors (the “Board”) of Marriott International, Inc. (the “Company”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board to fourteen (14) members and appointed Margaret M. McCarthy to the Board. The Board also appointed Ms. McCarthy to the Board’s Audit Committee.

There is no arrangement or understanding between Ms. McCarthy and any other persons pursuant to which she was selected as a director. Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company in which the amount involved exceeds $120,000 and in which Ms. McCarthy had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Ms. McCarthy will receive compensation as a non-employee director in accordance with the Company’s director compensation practices described in its 2018 Proxy Statement, filed with the Securities and Exchange Commission on April 4, 2018.

Item 8.01.	Other Events.

Important Additional Information and Where to Find It

Marriott will file a preliminary proxy statement with the United States Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2019 annual meeting of stockholders. Marriott will furnish the definitive proxy statement to its stockholders, together with a WHITE proxy card. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement, any amendments or supplements to the proxy statement and other documents that Marriott files with the SEC from the SEC’s website at www.sec.gov or Marriott’s website at www.marriottnewscenter.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Marriott, its directors, its executive officers and its nominees for election as director may be deemed participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2019 annual meeting of stockholders. Information about certain of Marriott’s directors and executive officers is set forth in Marriott’s Proxy Statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2018, which is available at the SEC’s website at www.sec.gov or Marriott’s website at www.marriottnewscenter.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this report:

Exhibit 99.1	Press release issued on March 20, 2019, announcing the Board’s appointment of Margaret M. McCarthy to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: March 20, 2019	By:	/s/ Bancroft S. Gordon
Bancroft S. Gordon
Vice President, Senior Counsel and Corporate Secretary